Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260511) and Form S-8 (No. 333-275601, No. 333-172448, No. 333-222117, No. 333-235865, and No. 333-268379) of Contango Ore, Inc. (the Company), of our report dated March 14, 2024, relating to the consolidated financial statements of the Company, appearing in this Transition Report on Form 10-K for the period from July 1, 2023 to December 31, 2023.

/s/Moss Adams

Houston, Texas

March 14, 2024